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                                                                    EXHIBIT 4.1


                            CERTIFICATE OF TRUST OF
                          CAREMARK RX CAPITAL TRUST I


         THIS Certificate of Trust of Caremark Rx Capital Trust I (the "Trust") is being duly executed and filed on behalf of the Trust by the undersigned, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C. ss. 3801 et seq.) (the "Act").


         1. Name. The name of the business trust formed by this Certificate of Trust is Caremark Rx Capital Trust I.


         2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware are Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001,
Attn: Corporate Trust Administration.


         3. Effective Date. This Certificate of Trust shall be effective upon filing.


         IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.


                                 WILMINGTON TRUST COMPANY, not in
                                 its individual capacity but solely as Trustee


                                 By: /s/ Patricia A. Evans
                                    -------------------------------------------
                                    Name:   Patricia A. Evans
                                    Title:  Financial Services Officer